Exhibit 31.2

Rule 13a-14(a) Certification of the Principal Financial Officer

I, Wesley R. Brewer, chief financial officer, certify that:

1.	I have reviewed Amendment No. 1 to the Annual Report on Form 10-K of Community Capital Corporation for the period ended December 31, 2010.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2011	By:	/s/ Wesley R. Brewer
Wesley R. Brewer
Chief Financial Officer (Principal Financial Officer)